Exhibit 23.02







               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Fourth Financial Corporation Form 10-K, into Fourth Financial Corporation's previously filed Registration Statements on Form S-8 (Reg. No. 2-80907, No. 33-34455, No. 33-61456, No. 33-53857, No. 33-55364, and
No. 33-37477).






                                    /s/ Arthur Andersen LLP

                                    ARTHUR ANDERSEN LLP





Tulsa, Oklahoma
March 13, 1995